SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GOLDEN BOOKS FAMILY

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 9/25/98           20,000-             .2813
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/29/98           15,000-             .1563
                                 9/28/98           10,000-             .1250
                                 9/24/98            5,000-             .2813
               THE GABELLI ASSET FUND
                                 9/29/98           15,000              .1563
          GAMCO INVESTORS, INC.
                                 9/30/98           56,500-             .1500
                                 9/30/98           51,300-             .1372
                                 9/29/98            3,000-             .1563
                                 9/28/98           20,000-             .1328
                                 9/28/98            5,000-             .3125
                                 9/28/98            2,000-             .1250
                                 9/25/98           27,500-             .2511
                                 9/24/98           28,000-             .3125

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.